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                                                                     EXHIBIT 4.3



                          WESTERN COUNTRY CLUBS, INC.

              Incorporated Under the Laws of the State of Colorado

No. W-                                          ______Series A Common Stock
                                                       Purchase Warrants

                                                       CUSIP ____________

                              CERTIFICATE FOR                    (See Reverse
                            SERIES A COMMON STOCK                For Certain
                              PURCHASE WARRANTS                  Definitions)

         This Warrant Certificate certifies that Argent Securities, Inc., or registered assigns ("the Warrant Holder"), is the registered owner of the above indicated number of Series A Common Stock Purchase Warrants (the "Warrants") expiring on __________, 2000 (the "Expiration Date"). One Warrant entitles the Warrant Holder to purchase one share of Common Stock ("Share") from Western Country Clubs, Inc., a Colorado corporation (the "Company"), at a purchase price of $____ (the "Exercise Price"), commencing on __________, 1997, and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of American Securities Transfer & Trust, Inc. (the "Warrant Agent"), but only subject to the conditions set forth herein and in a Warrant Agreement dated as of _________, 1997 (the "Warrant Agreement") between the Com pany and the Warrant Agent. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events. The Warrant Holder may exercise all or any number of Warrants. Reference hereby is made to the provisions on the reverse side of this Warrant Certificate and to the provisions of the Warrant Agreement, all of which are incorporated by reference in and made a part of this Warrant Certificate and shall for all purposes have the same effect as though fully set forth at this place.

         Until _____, 1998, this Warrant Certificate is not transferrable except to an underwriter that participated in the public offering by the Company that resulted in the original issuance of the Warrants, to a partner or an officer of such an underwriter or by will on operation of law. Upon due presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of $_____ per Warrant Certificate and any tax or governmental charge imposed in connection with such transfer.

         The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the period and in the manner stated hereon. The

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Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised.

         Subject to the following paragraph, no Warrant may be exercised after 5:00 p.m. Mountain Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless extended by the Company.

         Commencing on the date the Warrants are separately tradeable and transferable, the Warrants are subject to redemption by the Company at $.125 per Warrant, at any time commencing _______, 1998 (twelve months from the effective date of the Company's Registration Statement No. 333- _____) and prior to their expiration, on not less than 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share of Common Stock has been at least $______ (150% of the closing bid price for the Company's Common Stock on the effective date of Registration Statement No. 333-_________) for a period of at least five (5) consecutive trading days ending within 10 days prior to the date upon which the notice of redemption is given. During the 30-day period immediately following the giving of such notice, the Warrant Holders shall have the right to exercise the Warrants so held by them. Upon expiration of such 30-day period, all rights of the Warrant Holders shall terminate, other than the rights to receive the redemption price, without interest, and the right to receive the redemption price shall itself expire on the Warrant Expiration Date.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.




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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary, each by a facsimile of his/her signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

         Dated:
                 -------------------
                                       WESTERN COUNTRY CLUBS, INC.



                                       By
-------------------------------          --------------------------------
Dominic W. Grimmett, Secretary            James E. Blacketer, President




                                       AMERICAN SECURITIES TRANSFER &
                                            TRUST, INC.
                                            Warrant Agent


                                       By
                                          --------------------------------
                                          Charles R. Harrison, President



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                        FORM OF REVERSE SIDE OF WARRANT

         This Warrant Certificate, when surrendered to the Warrant Agent at its principal office by the Warrant Holder, in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, upon the payment of any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement.

         The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all proposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a holder of the Common Stock of the Company, either at law or at equity, and the rights of the Warrant holder, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificate.

         Under the Warrant Agreement the Exercise Price is subject to adjustment if the Company shall effect any stock split or stock combination with respect to the Common Stock. Any such adjustment of the Exercise Price will also result in an adjustment of the number of shares of Common Stock purchasable upon exercise of a Warrant or, if the Company should elect, an adjustment of each outstanding Warrant into a different number of Warrants.

         The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants upon any such adjustment, in accordance with the Warrant Agreement.

         The Warrant Agreement is subject to amendment upon the approval of holders of at least two-thirds of the outstanding Warrants as a group, except that no such approval is required for the reduction of the Exercise Price or extension of the Expiration Date. No amendment shall accelerate the Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants. A copy of the Warrant Agreement will be available at all reasonable times at the office of the Warrant Agent for inspection by any Warrant Holder. As a condition of such inspection, the Warrant Agent may require any Warrant Holder to submit the Warrant Holder's Warrant Certificate for inspection.

IMPORTANT: The Warrants represented by this Certificate may not be exercised by a Warrant Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale by registration or otherwise in the state where the Warrant Holder resides or unless the issuance of the shares of Common Stock would be exempt under the applicable state securities laws. Further, a registration statement under the Securities Act of 1933, as amended, covering the issuance of shares of Common Stock upon the exercise of this Warrant must be in effect and current at the time of exercise unless the issuance of shares of Common Stock upon any exercise is exempt from the registration requirements of the Securities Act of 1933. Unless such registration statement is in effect and current at the time of exercise, or unless such an exemption is available the Company may decline to permit the exercise of this Warrant.




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                      TRANSFER FEE $_____ PER CERTIFICATE

                          WESTERN COUNTRY CLUBS, INC.

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                      UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties                    Custodian
JT TEN  - as joint tenants with right               --------------------
          of survivorship and not as                (Cust)      (Minor)
          tenants in common                         under Uniform Gifts
                                                    to Minors Act _______
                                                                  (State)

Additional abbreviations may also be used though not in the above list.


                               FORM OF ASSIGNMENT

       (To Be Executed by the Registered Holder if the Registered Holder
              Desires to Assign Series A Warrants Evidenced by the
                          Within Warrant Certificate)

     FOR VALUE RECEIVED __________________hereby sells, assigns and transfers unto ________________ Series A Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ____________________Attorney to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated:
       ------------------------                   -----------------------------
                                                             Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:
                     ---------------------------------


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                          FORM OF ELECTION TO PURCHASE

   (To be Executed by the Holder if the Registered Holder Desires to Exercise
             Warrants Evidenced by the Within Warrant Certificate)

To Western Country Clubs, Inc.:

         The undersigned hereby irrevocably elects to exercise ____ Series A Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ____ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $____ and any applicable taxes.

         The undersigned requests that certificates for such shares be issued in the name of:
                                              PLEASE INSERT SOCIAL SECURITY OR
                                                  TAX IDENTIFICATION NUMBER

-------------------------------              ---------------------------------
(Please print name and address)

-------------------------------              ---------------------------------

-------------------------------              ---------------------------------

         If said number of Series A Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

------------------------------------------------------------------------------
                        (Please print name and address)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

Dated:                                   Signature:
       ----------------------                       --------------------------

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:
                       ------------------------------------

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.



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